UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Retail Properties of America, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	42-1579325
(State of Incorporation or Organization)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200 Oak Brook, Illinois	60523
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
None	None
(Title of Class to Be Registered)	(Name of Exchange on Which Class Is to Be Registered)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☒

Securities Act registration statement file number to which this form relates: N/A

Securities registered pursuant to Section 12(g) of the Act:

Class B-3 Common Stock, $0.001 par value per share

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of Class B-3 common stock, $0.001 par value per share, of Retail Properties of America, Inc. (the “Registrant”), is set forth under the caption “Description of Common Stock” in the Registrant’s prospectus contained in its Registration Statement on Form S-3 (File No. 333-184790), as amended (the “Registration Statement”), and is incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Registrant’s shares of Class B-3 common stock under the captions “Certain Provisions of Maryland Law and of Our Charter and Bylaws” and “Prospectus Summary—Recapitalization” in the Registration Statement and information relating to the Registrant’s shares of 7.00% Series A Cumulative Redeemable Preferred Stock under the caption “Supplemental Description of Our Capital Stock” in the prospectus supplement filed with the Securities and Exchange Commission on March 7, 2013.

Item 2.	Exhibits.

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified, which have been previously filed with the Securities and Exchange Commission:

Exhibit No.

3.1	Sixth Articles of Amendment and Restatement of Registrant, dated March 20, 2012 (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on March 22, 2012).

3.2	Articles of Amendment to the Sixth Articles of Amendment and Restatement of Registrant, dated March 20, 2012 (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on March 22, 2012).

3.3	Articles of Amendment to the Sixth Articles of Amendment and Restatement of Registrant, dated March 20, 2012 (Incorporated herein by reference to Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on March 22, 2012).

3.4	Articles Supplementary to the Sixth Articles of Amendment and Restatement of Registrant, as amended, dated March 20, 2012 (Incorporated herein by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on March 22, 2012).

3.5	Articles Supplementary for the Series A Preferred Stock (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 17, 2012).

3.6	Certificate of Correction (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report / Amended on Form 8-K/A filed on December 20, 2012).

3.7	Sixth Amended and Restated Bylaws of Registrant (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 20, 2012).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Retail Properties of America, Inc.

Date: April 8, 2013	By:	/s/ Dennis K. Holland
Name: Dennis K. Holland
Title: Executive Vice President, General Counsel and Secretary